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                                                                    Exhibit 3.95


                                STATE of DELAWARE
                           CERTIFICATE of FORMATION of

- FIRST: The name of the limited liability company is Playboy TV International, LLC

- SECOND: The address of its registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent. The name of its Registered Agent at such address is Paracorp Incorporated

- THIRD: (Use this paragraph only if the company is to have a specific date of dissolution: "The latest date on which the limited liability company is to dissolve is 12/31/2049.")

-    FOURTH: (Insert any other matters the members determine to include herein.)
     N/A

- IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Playboy TV International, LLC this 14th day of June, 1999

                                           /s/ Christine S. Tuthill
                                           ------------------------
                                           Authorized Person(s)

                                           Christine S. Tuthill